UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2006

SUNESIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

341 Oyster Point Boulevard
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.      Unregistered Sales of Equity Securities.

On February 9, 2006, Sunesis Pharmaceuticals, Inc. (the “Company”) issued an aggregate of 404,040 shares (the “Shares”) of common stock, par value $0.0001 per share, to Bristol-Myers Squibb Company (“BMS”).  The Shares were issued as consideration for a milestone payment due pursuant to the License Agreement, dated April 27, 2005, between the Company and BMS.  The Company claimed exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) for the issuance of securities in the transaction described above by virtue of Section 4(2) and/or Regulation D promulgated thereunder as transactions not involving any public offering.  BMS represented that it is an accredited investor as defined under the Securities Act.  The Company claimed such exemption on the basis that (a) BMS represented that it intended to acquire the securities for investment only and not with a view to the distribution thereof and that it either received adequate information about the Company or had access to such information and (b) appropriate legends were affixed to the stock certificate issued in this transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Date: February 15, 2006
	By:	/s/ ERIC H. BJERKJHOLT
Eric H. Bjerkholt
Senior Vice President and Chief Financial Officer